Exhibit 3.6

                            CERTIFICATE OF AMENDMENT
                                       OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             OF OBJECT DESIGN, INC.

         Object Design, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That by unanimous written consent of the Board of Directors of said corporation resolutions were duly adopted proposing and declaring advisable that the Amended and Restated Certificate of Incorporation of said corporation (the "Certificate of Incorporation") be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

     RESOLVED:             That  the  Board of  Directors  hereby  resolves  and
                           declares it  advisable  that the Amended and Restated
                           Certificate  of   Incorporation  of  the  Corporation
                           ("Certificate of Incorporation") be further amended by deleting the old Article First and inserting a new
                           Article First in its stead which shall be and read as follows in its entirety:

                           FIRST:    The   name   of   the   corporation    (the
                           "Corporation") is eXcelon Corporation.

     RESOLVED:             That  the   foregoing   proposed   amendment  of  the
                           Corporation's   Certificate   of   Incorporation   be
                           submitted for consideration of the stockholders.

     RESOLVED:             That  following  the  stockholders'  approval of such
                           amendment  as  required by law,  the  officers of the
                           Corporation be, and they hereby are, and each of them
                           acting  singly  hereby  is,  authorized,  for  and on
                           behalf of the  Corporation  and in its  name,  (a) to
                           execute and file with the  Secretary  of State of the
                           State of  Delaware  a  Certificate  of  Amendment  of
                           Certificate  of   Incorporation  of  the  Corporation
                           setting forth such amendment in the form approved by the stockholders and (b) to take any and all other actions necessary or appropriate to give effect to such amendment.

SECOND: That thereafter, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute and the Certificate of Incorporation of the Corporation were voted in favor of the aforesaid amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the aforesaid amendment shall become effective at 12:01 a.m. on January 31, 2000.


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         IN  WITNESS  WHEREOF,   said  Object  Design,   Inc.  has  caused  this
certificate to be signed by Robert N. Goldman, its Chairman and President, this 27th day of January, 2000.

                                              OBJECT DESIGN, INC.

                                              By: /s/ Robert N. Goldman
                                                 -------------------------------
                                                      Its President